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                                                                  EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan and to the incorporation by reference therein of our report dated February 21, 1994, with respect to the consolidated financial statements and schedules of Tuboscope Vetco International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                               ERNST & YOUNG

Houston, Texas
June 22, 1994